STB DRAFT 3/31/94
                                               -----------------











  =================================================================




                      RJR NABISCO HOLDINGS CORP.

                                 and

               FIRST CHICAGO TRUST COMPANY OF NEW YORK

                            As Depositary


                            _____________

                          DEPOSIT AGREEMENT

                                 for

                 SERIES C CONVERSION PREFERRED STOCK
                            _____________



                     Dated as of __________, 1994





  ================================================================

                          TABLE OF CONTENTS


                                                               Page
                                                               ----

  ARTICLE I

                             DEFINITIONS  . . . . . . . . . . .   1
       "Certificate of Designation" . . . . . . . . . . . . . .   1
       "Certificate of Incorporation" . . . . . . . . . . . . .   1
       "Common Stock" . . . . . . . . . . . . . . . . . . . . .   1
       "Company"  . . . . . . . . . . . . . . . . . . . . . . .   1
       "Corporate Office" . . . . . . . . . . . . . . . . . . .   1
       "Deposit Agreement"  . . . . . . . . . . . . . . . . . .   2
       "Depositary" . . . . . . . . . . . . . . . . . . . . . .   2
       "Depositary's Agent" . . . . . . . . . . . . . . . . . .   2
       "Receipt"  . . . . . . . . . . . . . . . . . . . . . . .   2
       "Record holder"  . . . . . . . . . . . . . . . . . . . .   2
       "Registrar"  . . . . . . . . . . . . . . . . . . . . . .   2
       "Securities Act" . . . . . . . . . . . . . . . . . . . .   2
       "Series C Depositary Share"  . . . . . . . . . . . . . .   2
       "Stock"  . . . . . . . . . . . . . . . . . . . . . . . .   2

  ARTICLE II

          FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS 2
       SECTION 2.01.  Form and Transferability of Receipts  . .   2
       SECTION 2.02.  Deposit of Stock; Execution and Delivery
            of Receipts in Respect Thereof  . . . . . . . . . .   4
       SECTION 2.03.  Redemptions and Conversions of Stock  . .   5
       SECTION 2.04.  Transfer of Receipts  . . . . . . . . . .   8
       SECTION 2.05.  Combination and Split-ups of Receipts . .   8
       SECTION 2.06.  Surrender of Receipts and Withdrawal of
            Stock . . . . . . . . . . . . . . . . . . . . . . .   8
       SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and
            Exchange of Receipts  . . . . . . . . . . . . . . .   9
       SECTION 2.08.  Lost Receipts, etc  . . . . . . . . . . .  10
       SECTION 2.09.  Cancellation and Destruction of
            Surrendered Receipts  . . . . . . . . . . . . . . .  10

  ARTICLE III

      CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY
                                                                 11
       SECTION 3.01.  Filing Proofs, Certificates and Other
            Information . . . . . . . . . . . . . . . . . . . .  11
       SECTION 3.02.  Payment of Taxes or Other Governmental
            Charges . . . . . . . . . . . . . . . . . . . . . .  11
       SECTION 3.03.  Representations and Warranties as to
            Stock . . . . . . . . . . . . . . . . . . . . . . .  12

  ARTICLE IV

                          THE STOCK, NOTICES  . . . . . . . . .  12
       SECTION 4.01.  Cash Distributions  . . . . . . . . . . .  12
       SECTION 4.02.  Distributions Other Than Cash.  . . . . .  12
       SECTION 4.03.  Subscription Rights, Preferences or
            Privileges. . . . . . . . . . . . . . . . . . . . .  13
       SECTION 4.04.  Notice of Dividends, Fixing of Record
            Date for Holders of Receipts. . . . . . . . . . . .  14
       SECTION 4.05.  Voting Rights.  . . . . . . . . . . . . .  14
       SECTION 4.06.  Changes Affecting Stock and
            Reclassifications, Recapitalizations, etc.  . . . .  15

  ARTICLE V

                    THE DEPOSITARY AND THE COMPANY  . . . . . .  15
       SECTION 5.01.  Maintenance of Offices, Agencies,
            Transfer Books by the Depositary; the Registrar.  .  15
       SECTION 5.02.  Liability of the Depositary, the
            Depositary's Agents or the Company. . . . . . . . .  16
       SECTION 5.03.  Obligations of the Depositary, the
            Depositary's Agents and the Company.  . . . . . . .  17
       SECTION 5.04.  Resignation and Removal of the
            Depositary, Appointment of Successor Depositary.  .  19
       SECTION 5.05.  Corporate Notices and Reports.  . . . . .  20
       SECTION 5.06.  Deposit of Stock by the Company.  . . . .  20
       SECTION 5.07.  Indemnification by the Company. . . . . .  20
       SECTION 5.08.  Fees, Charges and Expenses. . . . . . . .  20

  ARTICLE VI

                      AMENDMENT AND TERMINATION . . . . . . . .  21
       SECTION 6.01.  Amendment.  . . . . . . . . . . . . . . .  21
       SECTION 6.02.  Termination.  . . . . . . . . . . . . . .  21

  ARTICLE VII
                            MISCELLANEOUS . . . . . . . . . . .  22
       SECTION 7.01.  Counterparts  . . . . . . . . . . . . . .  22
       SECTION 7.02.  Exclusive Benefits of Parties.  . . . . .  22
       SECTION 7.03.  Invalidity of Provisions. . . . . . . . .  22
       SECTION 7.04.  Notices.  . . . . . . . . . . . . . . . .  22
       SECTION 7.05.  Depositary's Agents.  . . . . . . . . . .  23
       SECTION 7.06.  Holders of Receipts Are Parties.  . . . .  23
       SECTION 7.07.  Governing Law.  . . . . . . . . . . . . .  23
       SECTION 7.08.  Headings. . . . . . . . . . . . . . . . .  24

            TESTIMONIUM . . . . . . . . . . . . . . . . . . . .  22

            SIGNATURES  . . . . . . . . . . . . . . . . . . . .  22

            EXHIBIT A   . . . . . . . . . . . . . . . . . . . . A-1

                          DEPOSIT AGREEMENT


            DEPOSIT AGREEMENT, dated as of _________, 1994 between RJR NABISCO HOLDINGS CORP., a Delaware corporation, and First
  Chicago Trust Company of New York, as Depositary.

                        W I T N E S S E T H :
                        - - - - - - - - - -

            WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series C Conversion Preferred Stock, $.01 par value, of the Company (the "Stock") with the Depositary, as agent for the beneficial owners of the Stock, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Series C Depositary Shares representing an interest in the Stock so deposited; and

            WHEREAS, the Receipts are to be substantially in the form of the Depositary Receipt annexed as Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

            NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                              ARTICLE I

                             DEFINITIONS

            The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Depositary Receipts:

            "Certificate of Designation" shall mean the Certificate of Designation establishing and setting forth the rights, preferences, privileges and limitations of the Stock.

            "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation, as amended from time to time, of the Company.

            "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

            "Company" shall mean RJR Nabisco Holdings Corp., a
  Delaware corporation, and its successors.

            "Corporate Office" shall mean the office of the Depositary in the Borough of Manhattan, New York, New York, which at the date of this Deposit Agreement is located at 14 Wall
  Street, Suite 4680, New York, New York 10005.

            "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

            "Depositary" shall mean First Chicago Trust Company of New York, and any successor as depositary hereunder.

            "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in
  Section 7.05.

            "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Series C Depositary Shares, whether in temporary or definitive form.

            "Record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

            "Registrar" shall mean any bank or trust company appointed to register ownership of Receipts as herein provided.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Series C Depositary Share" shall mean an interest in one-tenth of a share of Stock deposited with the Depositary hereunder, as evidenced by the Receipts issued hereunder.
  Subject to the terms of this Deposit Agreement, each owner of a Series C Depositary Share is entitled, proportionately, to all the rights and preferences of the Stock represented by such Series C Depositary Share, including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designation.

            "Stock" shall mean shares of the Company's Series C
  Conversion Preferred Stock, $.01 par value, heretofore validly issued, fully paid and nonassessable.


                              ARTICLE II

          FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
       DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

            SECTION 2.01. Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered for deposit in compliance with Section 2.02, shall execute and deliver temporary Receipts that are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the second last paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Series C Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge to the holder thereof. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock deposited hereunder, as definitive Receipts.

            Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

            Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Series C Depositary Shares. All Receipts shall be dated the date of their execution.

            Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Series C Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

            Title to any Receipt (and to the Series C Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

            SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. On the date any Stock is initially issued by the Company, the Depositary, upon receipt of a written order from the Company and a certificate or certificates for the Stock to be deposited under this Deposit Agreement in accordance with the provisions of this Section, shall execute and deliver a Receipt or Receipts for the number of Series C Depositary Shares representing such deposited Stock to the person or persons stated in such order.

            Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer or endorsement in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Series C Depositary Shares representing such deposited Stock.

            If required by the Depositary, Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

            Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Stock for transfer and registration in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.

            Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first or second paragraph of this Section 2.02 a Receipt or

  Receipts for the number of whole Series C Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the Deposited Stock.

            The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may reasonably request to enable the Depositary to perform its obligations under this Deposit Agreement.

            SECTION 2.03. Redemptions and Conversions of Stock. Other than in connection with the next two paragraphs, whenever the Company shall elect to redeem or be required to convert shares of Stock in accordance with the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 35 nor more than 60 days' prior notice of the redemption or conversion of Series C Depositary Shares to holders of Receipts to be effected in connection with a redemption or conversion of Stock and of the number of such shares of Stock held by the Depositary to be redeemed or converted as hereinafter provided, unless such notice involves a potential conversion pursuant to paragraph (4)(b) of the Certificate of Designation, in which case the Company shall use its best efforts to give the Depositary at least four business days' prior notice of the proposed date of such conversion, and shall give the Depositary at least one business day's prior notice of the proposed date of the mailing of such notice.

            Whenever the Company shall elect to exercise the Issuing Entity Preferred Stock Conversion Option, the Corporation Preferred Stock Conversion Option or the Existing Preferred Stock Option (each as defined in the Certificate of Designation), it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 35 days prior notice of the anticipated effective date of the potential conversion pursuant to paragrah 4(b) of the Certificate of Designation and shall give the Depositary at least one business day's prior notice of the proposed date of the mailing of such notice.

            Whenever the Company has recommended acceptance of a Recommended Tender Offer (as defined in the Certificate of Designation), it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 18 business days prior notice of the anticipated expiration date of the Recommended Tender Offer (as defined in the Certificate of Designation) and shall give the Depositary at least one business day's prior notice of the proposed date of the mailing of such notice.

            On the date of any redemption or conversion of Stock, provided that the Company or the Issuing Entity (as defined in the Certificate of Designation) shall then have deposited with the Depositary the shares of Common Stock or other securities or property and any funds required pursuant to the Certificate of Designation for the Stock deposited with the Depositary to be redeemed or converted, the Depositary shall redeem or convert (using the shares of Common Stock or other securities or property and funds, if any, deposited with it), the number of Series C Depositary Shares representing such redeemed or converted Stock. The Depositary shall, as directed by the Company, mail, first class postage prepaid, (i) the notice of the redemption or conversion of Stock and the proposed simultaneous redemption or conversion of the Series C Depositary Shares representing the Stock to be redeemed or converted, not less than 30 and not more than 60 days prior to the date fixed for redemption or conversion (the "redemption or conversion date") of such Stock and Series C Depositary Shares, provided, however, that if the timing of a potential conversion pursuant to paragraph (4)(b) of the Certificate of Designation makes it impossible to provide at least 30 days' notice, the Depositary shall, as directed by the Company, provide such notice as soon as practicable prior to such conversion, (ii) the notice set forth in the second paragraph of this Section 2.03, not less than 30 days prior to the anticipated redemption or conversion date and (iii) the notice set forth in the third paragraph of this Section 2.03, not less than 15 business days prior to the anticipated expiration of the Recommended Tender Offer. Each such notice shall be mailed to each holder of record on the record date fixed for such redemption or conversion or such tender offer, as the case may be, pursuant to Section 4.04 hereof of the Receipts evidencing the Series C Depositary Shares, at the address of such holder as the same appears on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption or conversion or such tender offer.
  In the case of a Merger or Consolidation (as defined in the Certificate of Designation), if the conversion date is extended, the Company and the Depository will be under no obligation to notify any holder of Receipts of such extension.

            With respect to the notices provided in accordance with the first and second paragraph of this Section 2.03, the Company shall provide the Depositary with such notice, and each such notice shall, as appropriate and to the extent determinable at the time of such notice, state: the record date for such redemption, conversion or exchange; the redemption, conversion or exchange date; that all outstanding Series C Depositary Shares are to be redeemed or converted or, in the case of a redemption of fewer than all outstanding Series C Depositary Shares in connection with a partial redemption of Stock pursuant to paragraph 4(c) of the Certificate of Designation, the number of such Series C Depositary Shares held by such holder to be so redeemed; in connection with a redemption of Stock pursuant to paragraph (4)(c) of the Certificate of Designation, the Call Price (as defined in the Certificate of Designation) for the Depositary Shares, the number of shares of Common Stock or other securities or property deliverable upon redemption of each Depositary Share to be redeemed and the Current Market Price (as defined in the Certificate of Designation) (or in the case of a Merger or Consolidation, the then effective Common Equivalent
  Rate) used to calculate such number of shares of Common Stock or other securities or property (subject to any subsequent adjustments pursuant to paragraph 4(d) of the Certificate of Designation); whether the Company is exercising any option to deliver shares of Common Stock or other securities or property in lieu of cash (in the case of a conversion pursuant to paragraph
  (4)(b) of the Certificate of Designation), the Current Market Price to be used to calculate the number of such shares of Common Stock or other securities or property and, if the Company is exercising such option in respect of less than all the cash, if any, that is deliverable by the Company upon such conversion, the portion of such cash in lieu of which shares of Common Stock or other securities or property will be delivered; whether the Company is electing the Common Conversion Option, the Issuing Entity Preferred Stock Conversion Option, the Corporation Preferred Stock Conversion Option or the Existing Series C Conversion Preferred Stock Option, and if the Company elects the Issuing Entity Preferred Stock Conversion Option, the Corporation Preferred Stock Conversion Option or the Existing Series C Conversion Preferred Stock Option, that such holder shall be entitled to exercise the Holder Opt-Out Right (as defined in the Certificate of Designation); the place or places where Receipts evidencing Series C Depositary Shares to be redeemed or converted are to be surrendered for redemption or conversion; and that dividends in respect of the Stock represented by the Series C Depositary Shares to be redeemed or converted will cease to accrue on such redemption or conversion date or, in the case of a conversion pursuant to paragraph (4)(b) of the Certificate of Designation, on the related Settlement Date (as defined in the Certificate of Designation), unless the Company shall default in delivering the shares of Common Stock or other securities or property or cash, if any, payable by the Company at the time and place specified in such notice. In case fewer than all the outstanding Series C Depositary Shares are to be redeemed or converted, the Series C Depositary Shares to be redeemed or converted shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method determined by the Company.

            With respect to the notices provided in accordance with the third paragraph of this Section 2.03, the Company shall provide the Depositary with such notice, and each such notice shall state, to the extent known by the Company: the date of expiration or termination (as of the date of such notice) of such Recommended Tender Offer; the place or places where Receipts evidencing Series C Depositary Shares to be converted are to be surrendered for conversion; the then effective Common Equivalent Rate; and that if the holder of Receipts evidencing Series C

  Depositary Shares elects to convert its Receipts into shares of Common Stock, dividends in respect of the Stock represented by the Series C Depositary Shares to be converted will cease to accrue on such conversion date, unless the Company shall default in delivering the shares of Common Stock or other securities or property and cash, if any, payable by the Company at the time and place specified in such notice. If the date of expiration of the Recommended Tender Offer is extended, the Company and the Depositary will be under no obligation to notify any holder of Receipts of such extension.

            Notice having been mailed by the Depositary as aforesaid, from and after the redemption or conversion date (unless the Company shall have failed to redeem or convert the shares of Stock to be redeemed or converted by it as set forth in the Company's notice provided for in the preceding paragraphs), the Series C Depositary Shares called for redemption, conversion or exchange shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Series C Depositary Shares (except the right to receive the shares of Common Stock or other securities or property and any cash upon redemption or conversion) shall, to the extent of such Series C Depositary Shares, cease and terminate. Upon surrender in accordance with said notices of the Receipts evidencing such Series C Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Series C Depositary Shares shall be redeemed or converted (as nearly as may be practicable without creating fractional shares) into shares of Common Stock or other securities or property at a conversion rate, initially equal to one-tenth of the number of shares of Common Stock or other securities or property delivered in respect of the shares of Stock represented by such Depositary Shares pursuant to the Certificate of Designation. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation.

            If fewer than all of the Series C Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, a new Receipt evidencing the Series C Depositary Shares evidenced by such prior Receipt and not called for redemption, together with the shares of Common Stock or other securities or property for the Depositary Shares called for redemption.

            To the extent that Depositary Shares are redeemed for or converted into shares of Common Stock or other securities or property and all of such shares of Common Stock or other securities or property cannot be distributed to the record holders of Receipts without creating fractional interests in such shares of Common Stock or other securities or property, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of Common Stock or other securities or property representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such shares of Common Stock or other securities or property.

            Except with respect to a conversion of Depositary Shares which may occur pursuant to paragraph (4)(b) of the Certificate of Designation, the Depositary shall not be required
  (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the second preceding paragraph of this
  Section 2.03.

            SECTION 2.04. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Series C Depositary Shares evidenced by the Receipt or Receipts surrendered.

            SECTION 2.05. Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Series C Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Series C Depositary Share.

            SECTION 2.06. Surrender of Receipts and Withdrawal of Stock. Any holder of a Receipt or Receipts may withdraw any or all of the Stock (but only in whole shares of Stock) represented by the Series C Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Series C Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of Stock and all such money and other property, if any, represented by the Series C Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such shares of Stock will not thereafter be entitled to deposit such shares of Stock hereunder or to receive Series C Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Series C Depositary Shares in excess of the number of Series C Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Series C Depositary Shares. Delivery of the Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

            If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

            The Depositary shall deliver the Stock and the money and other property, if any, represented by the Series C Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

            SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn or with respect to the Common Stock or other securities or property of the Company being issued upon redemption or conversion); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

            The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended
  (i) during any period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or
  (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock that are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such shares of Stock. The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Series C Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Series C Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Series C Depositary Shares called or being called for redemption in whole or in part, except as provided in the last sentence of Section 2.03.

            SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary and
  (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

            SECTION 2.09.  Cancellation and Destruction of
  Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary.
  Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                             ARTICLE III

      CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

            SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the Stock represented by the Series C Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

            SECTION 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt, the Series C Depositary Shares evidenced by such Receipt, the Stock (or fractional interest therein) represented by such Series C Depositary Shares or any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Until such payment is made, transfer of any Receipt or any withdrawal of the Stock or money or other property, if any, represented by the Series C Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property represented by the Series C Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Series C Depositary Shares and Receipts, and the Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely
  (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

            SECTION 3.03.  Representations and Warranties as to
  Stock.  In the case of the initial deposit of the Stock, the

  Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, fully paid and nonassessable and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.


                              ARTICLE IV

                          THE STOCK, NOTICES

            SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Series C Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required pursuant to law, regulation or court process, the amount made available for distribution or distributed in respect of Series C Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Series C Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

            SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Series C Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required pursuant to law, regulation or court process), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section
  4.01 in the case of a distribution received in cash.

            SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

            If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has been notified by the Company that such registration statement has become effective or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

            If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

            SECTION 4.04. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or any solicitation of consents in respect of the Stock or (ii) any call or conversion of any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (i) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (ii) to receive notice of, and to give instructions for the exercise of voting rights at, or the delivery of consents with respect to, any such meeting or consent solicitation, as the case may be, or (iii) to receive notice of any such call or conversion.

            SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote or any solicitation of consents in respect of the Stock, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting or consent solicitation,
  (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section
  4.04 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights or the delivery of consents with respect to the amount of Stock represented by their respective Series C Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted or deliver a consent with respect to the amount of Stock represented by the Series C Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting or delivering consents to the extent of the Stock represented by the Series C Depositary Shares evidenced by such Receipt.

            SECTION 4.06.  Changes Affecting Stock and
  Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. If upon any split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets the Company delivers to the Depositary shares of stock or other securities or property (including cash) a portion of which shall be distributed to record holders of Receipts in accordance with Sections 4.01, 4.02 and 4.03 and a portion of which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this
  Section 4.06, the Company shall clearly indicate such division in the notice to the Depositary provided pursuant to this Section 4.06.


                              ARTICLE V

                    THE DEPOSITARY AND THE COMPANY

            SECTION 5.01. Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up and combination of Receipts and the deposit and withdrawal of Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and the deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as and to the extent provided by applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

            The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock.

            Promptly upon request from time to time by the Company and at the Company's sole expense, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Series C Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

            If the Receipts or the Series C Depositary Shares evidenced thereby or the Stock represented by such Series C Depositary Shares shall be listed on the New York Stock Exchange, Inc., the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Receipts or Series C Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Series C Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Series C Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

            SECTION 5.02. Liability of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, bad faith or willful misconduct of the party charged with such exercise or failure to exercise.

            SECTION 5.03. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement and other than for its negligence, bad faith or wilful misconduct.

            Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Series C Depositary Shares or Receipts or Common Stock or other securities or property that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

            Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            Notwithstanding the first paragraph of this Section 5.03, the Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith or in accordance with this Deposit Agreement. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence, bad faith or willful misconduct. The Depositary, its parent, affiliate or subsidiaries and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Series C Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

            It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock.

            The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

            The Depositary shall not lend the Series C Depositary
  Shares.

            Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent nor the Registrar makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Series C Depositary Shares are registered under the Securities Act, the Stock, the Series C Depositary Shares or the Receipts (except its countersignature thereon), or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

            The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Series C Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Series C Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Series C Depositary Shares, except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of New York, with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Series C Depositary Shares or the Receipts or the proceeds thereof.

            SECTION 5.04. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor Depositary shall not have been appointed in 45 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor deposi-tary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

            Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

            SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Series C Depositary Shares or the Receipts are listed or by the Certificate of Incorporation and the Certificate of Designation to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company. The Depositary will make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any such notices and reports received from the Company.

            SECTION 5.06. Deposit of Stock by the Company. Neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Stock.

            SECTION 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

            SECTION 5.08. Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.


                              ARTICLE VI

                      AMENDMENT AND TERMINATION

            SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06 and 2.07 and Article III, of any owner of any Series C Depositary Shares to surrender the Receipt evidencing such Series C Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

            SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company or the Depositary only after
  (a) (i) all outstanding Series C Depositary Shares shall have been redeemed or converted pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Series C Depositary Shares pursuant to Section
  4.01 or 4.02 as applicable and (b) reasonable notice has been given to any remaining holders of Receipts.

            If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.

            Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and
  5.08. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to list the underlying Stock on the New York Stock Exchange, Inc. or any other national securities exchange on which the Common Stock is listed.


                             ARTICLE VII
                            MISCELLANEOUS

            SECTION 7.01. Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.
  Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection at all reasonable times during normal business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

            SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

            SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            SECTION 7.04. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at 1301 Avenue of the Americas, New York, New York 10019, Attention: Corporate Secretary, or at any other place to which the Company may have transferred its principal executive office.

            Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

            Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

            Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

            SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company prior to any such action.

            SECTION 7.06. Holders of Receipts Are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery of Receipts.

            SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

            SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit
  Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

            IN WITNESS WHEREOF, RJR Nabisco Holdings Corp. and First Chicago Trust Company of New York have duly executed this agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                RJR NABISCO HOLDINGS CORP.

  Attest:

  By: _______________________   By: ____________________________
                                     Authorized Officer

                                FIRST CHICAGO TRUST COMPANY
                                OF NEW YORK
  Attest:

  By: _______________________   By: ____________________________
                                     Authorized Signatory

                                                          EXHIBIT A


                          DEPOSITARY RECEIPT
                                 FOR
                     Series C DEPOSITARY SHARES,
              EACH REPRESENTING ONE-TENTH OF A SHARE OF
                 Series C Conversion PREFERRED STOCK
                           ($.01 par value)
                                  OF
                      RJR NABISCO HOLDINGS CORP.
        (Incorporated under the Laws of the State of Delaware)

  No.  __________     ______ Series C Depositary Shares (each
                      Series C Depositary Share represents one-tenth of a share of Series C Conversion
                      Preferred Stock ($.01 par value))

            1. First Chicago Trust Company of New York, a New York State trust company, as Depositary (the "Depositary"), hereby certifies that _________________ is the registered owner of ____ Depositary Shares (the "Series C Depositary Shares"), each Series C Depositary Share representing one-tenth of a share of Series C Conversion Preferred Stock, $.01 par value (the "Stock"), of RJR Nabisco Holdings Corp., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), deposited with the Depositary, and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held by the Depositary under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Series C Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented thereby, including the dividend, voting, liquidation and other rights contained in the Certificate of Designation of Series C Conversion Preferred Stock establishing the rights, preferences, privileges and limitations of the Stock (the "Certificate of Designation"), copies of which are on file at the Depositary's office located at the time of the execution of the Deposit Agreement (as defined below) at 14 Wall Street, Suite 4680, New York, New York 10005 (such office or the corporate trust office of the Depositary in the Borough of Manhattan, New York, New York, at which its business in respect of matters governed by the Deposit Agreement is administered at any later time, being at the relevant time, the "Corporate Office").

            2. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of ___________, 1994 (the "Deposit Agreement"), between the Company and the Depositary. The Deposit Agreement (copies of which are on file at the Corporate Office and at the office of any Depositary's Agent) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

            3. Redemptions and Conversions of Stock. Whenever the Company shall elect to redeem or be required to convert shares of Stock into shares of Common Stock, par value $.01 per share ("Common Stock"), it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 35 nor more than 60 days' prior notice of the proposed date of the mailing of a notice of redemption or conversion of Series C Depositary Shares to holders of Receipts to be effected in connection with a redemption or conversion of Stock and of the number of such shares of Stock held by the Depositary to be redeemed or converted as provided herein, unless such notice involves a potential automatic conversion pursuant to paragraph (4)(b) of the Certificate of Designation, in which case the Company shall use its best efforts to give the Depositary at least four business days' prior notice of the proposed date of such automatic conversion, and shall give the Depositary at least one business day's prior notice of the proposed date of the mailing of the notice of such conversion. On the date of any such redemption or conversion of Stock, provided that the Company shall then have deposited with the Depositary the shares of Common Stock and any funds required pursuant to the Certificate of Designation for the Stock deposited with the Depositary to be redeemed or converted, the Depositary shall redeem or convert (using the shares of Common Stock and funds, if any, deposited with it) the number of Series C Depositary Shares representing such redeemed or converted Stock. The Depositary shall, as directed by the Company, mail, first class postage prepaid, notice of the redemption or conversion of Stock and the proposed simultaneous redemption or conversion of Series C Depositary Shares representing the Stock to be redeemed or converted, not less than 30 and not more than 60 days prior to the date fixed for redemption or conversion (the "redemption or conversion date") of such Stock and Series C Depositary Shares, provided, however, that if the timing of a potential automatic conversion pursuant to paragraph (4)(b) of the Certificate of Designation makes it impossible to provide at least 30 days' notice, the Depositary shall provide, as directed by the Company, such notice as soon as practicable prior to such conversion. Such notice shall be mailed to the holders of record on the record date fixed for such redemption or conversion as provided in paragraph 14 below of the Receipts evidencing Series C Depositary Shares to be redeemed. In case fewer than all the outstanding Series C Depositary Shares are to be redeemed or converted, the Series C Depositary Shares to be redeemed or converted shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. Notice having been mailed as aforesaid, from and after the redemption or conversion date (unless the Company shall have failed to redeem or convert the shares of Stock to be redeemed or converted by it, as set forth in the Company's notice provided for above), the Series C Depositary Shares called for redemption or conversion shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Series C Depositary Shares (except the right to receive the shares of Common Stock and any cash upon redemption or conversion) shall, to the extent of such Series C Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Series C Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Series C Depositary Shares shall be redeemed or converted (as nearly as may be practicable without creating fractional shares) into shares of Common Stock at a conversion rate equal to one-tenth of the number of shares of Common Stock delivered in respect of the shares of Stock represented by such Depositary Shares pursuant to the Certificate of Designation. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation. If fewer than all of the Series C Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, a new Receipt evidencing the Series C Depositary Shares evidenced by such prior Receipt and not called for redemption, together with shares of Common Stock for the Depositary Shares called for redemption.

            4.  Surrender of Receipts and Withdrawal of Stock.
  Upon surrender of this Receipt to the Depositary at the Corporate Office, or at such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, of any or all of the Stock (but only in whole shares of Stock) and all money and other property, if any, at the time represented by the Series C Depositary Shares evidenced by this Receipt, but holders of such shares of Stock will not thereafter be entitled to deposit such shares of Stock hereunder or to receive Series C Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Series C Depositary Shares in excess of the number of Series C Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of Series C Depositary Shares.

            5. Transfers, Split-ups, Combinations. Subject to paragraphs 6, 7 and 8 below, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one

  Receipt evidencing the same aggregate number of Series C
  Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Series C Depositary
  Share.

            6. Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
  it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn or with respect to Common Stock or other securities or property of the Company being issued upon redemption or conversion); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of this Receipt, the transfer, redemption or exchange of this Receipt, the withdrawal of the Stock represented by the Series C Depositary Shares evidenced by this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

            7. Suspension of Delivery, Transfer, etc. The deposit of Stock may be refused, the delivery of this Receipt against Stock may be suspended, or the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Except with respect to a conversion of Depositary Shares which may occur pursuant to paragraph (4)(b) of the Certificate of Designation, the Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Series C Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Series C Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Series C Depositary Shares called or being called for redemption in whole or in part, except as provided in the last sentence of paragraph 3.

            8. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, the Series C Depositary Shares evidenced by this Receipt, the Stock (or any fractional interest therein) represented by such Series C Depositary Shares or any transaction referred to in Section 4.06 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder hereof. Until such payment is made, transfer of this Receipt or any withdrawal of the Stock or money or other property, if any, represented by the Series C Depositary Shares evidenced by this Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property represented by the Series C Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

            9. Amendment. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Deposit Agreement), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of paragraphs 3, 4, 7 and 8 hereof and of Sections 2.03, 2.06 and 2.07 and Article III of the Deposit Agreement, of the owner of the Series C Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

            10. Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock, holders of Receipts or other persons.

            11. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Series C Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in Section
  2.04 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

            12. Cash Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to record holders of Receipts as nearly as practicable in proportion to the respective numbers of Series C Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in the event the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Series C Depositary Shares shall be
  reduced accordingly.   The Depositary shall distribute or make
  available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Series C Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

            13.  Subscription Rights, Preferences or Privileges.
  If the Company shall at any time offer or cause to be offered to the persons in whose name Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct.

            14. Notice of Dividends, Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or any solicitation of consents in respect of the Stock or
  (ii) any call or conversion of any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (i) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (ii) to receive notice of, and to give instructions for the exercise of voting rights at, or the delivery of consents with respect to, any such meeting or consent solicitation, as the case may be, or (iii) to receive notice of any such call or conversion.

            15. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote or any solicitation of consents in respect of the Stock, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting or consent solicitation, (ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in paragraph 14 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights or the delivery of consents with respect to the amount of Stock represented by their respective Series C Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted or deliver a consent with respect to the amount of Stock represented by the Series C Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting or delivering consents to the extent of the Stock represented by the Series C Depositary Shares evidenced by such Receipt.

            16. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock by the Company. The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times during normal business hours will be open for inspection by the record holders of Receipts as and to the extent provided by applicable law.

            17. Liability of the Depositary, the Depositary's Agent and the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of any govern-mental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

            18. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability hereunder or under the Deposit Agreement to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

            Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Series C Depositary Shares or Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

            Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

            19. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary only after (a) (i) all outstanding Series C Depositary Shares shall have been redeemed or converted pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Series C Depositary Shares pursuant to Section 4.01 or 4.02 of the Deposit Agreement, as applicable and (b) reasonable notice has been given to any remaining holders of Receipts. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08 of the Deposit Agreement.

            If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

            20.  Governing Law.  The Deposit Agreement and this
  Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

            This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized signatory and, if executed by facsimile signature of the Depositary, shall have been counter-signed manually by such Registrar by the signature of a duly authorized signatory.

            THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE Series C DEPOSITARY SHARES OR THE RECEIPTS (EXCEPT FOR ITS COUNTERSIGNATURE THEREON), AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE Series C DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS IN AND TO THE Series C DEPOSITARY SHARES.

            The Company will furnish to any holder of a Receipt without charge, upon request addressed to its executive office or the office of its transfer agent, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each series of preferred stock authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other series.



                                        Dated:

                                        FIRST CHICAGO TRUST COMPANY
                                        OF NEW YORK


                                        By __________________________
                                             Authorized Signatory

                         [FORM OF ASSIGNMENT]


            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________ the within Receipt and all rights and interests represented by the Series C Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints _______________________ his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.



  Dated:                      Signature:  _________________________
                                   NOTE:  The signature to this
                                          assignment must
                                          correspond with the name
                                          as written upon the face
                                          of the Receipt in every
                                          particular, without
                                          alteration or
                                          enlargement, or any
                                          change whatever.


  Signature Guarantee:


  _________________________